EXHIBIT 99.2

IEC Electronics Corp. Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations

     The following unaudited pro forma combined condensed consolidated statements of operations have been prepared to give effect to IEC Electronics Corp.’s (“IEC”) acquisition of Val-U-Tech on May 30, 2008, using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed consolidated statements of operations. These unaudited pro forma statements of operations were prepared as if the Acquisition had been completed on October 1, 2006.

     IEC’s fiscal year end is September 30, whereas Val-U-Tech’s fiscal year end has been December 31. The unaudited pro forma combined condensed consolidated statement of operations for the year ended September 30, 2007, includes the historical statements of operations of IEC for the same period and the audited statement of operations of Val-U-Tech for the twelve months ended December 31, 2007. The unaudited pro forma combined condensed consolidated statement of operations for the nine months ended June 27, 2008, includes the historical statements of operations of IEC and Val-U-Tech for the same nine month period.

     The unaudited pro forma combined condensed consolidated statements of operations are based upon the respective historical financial statements of IEC and Val-U-Tech after giving effect to the acquisition. These unaudited pro forma combined condensed consolidated statements of operations should be read in conjunction with: (i) IEC’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2008, filed on July 30, 2008; (ii) IEC’s Annual Report on form 10-K for the year ended September 30, 2007, filed on November 15, 2007; (iii) Val-U-Tech’s audited financial statements for the years ended December 31, 2007 and December 31, 2006, included in this Form 8-K/A as exhibit 99.1; and (v) the accompanying notes to the unaudited pro forma combined condensed consolidated statements of operations.

     The unaudited pro forma combined condensed consolidated statements of operations include adjustments which are based upon preliminary estimates. The purchase price allocation presented herein is preliminary, and final allocation of the purchase price will be based upon actual net working capital acquired as well as performance of certain sales milestones as detailed in the Merger Agreement. Accordingly, final purchase accounting adjustments may differ from the pro forma adjustments presented herein.

     The unaudited pro forma combined condensed consolidated statements of operations are intended for informational purposes only and, in the opinion of management, are not indicative of the results of operations of IEC after the Acquisition or the results of operations had the Acquisition actually been effected as of the date indicated, nor are they indicative of future results of operations.

     The unaudited pro forma combined condensed consolidated statements of operations do not include potential cost savings from operating efficiencies or synergies that may result from the Acquisition.

IEC Electronics Corp.
Pro Forma Combined Condensed Consolidated
Statement of Operations in thousands
For Fiscal Year Ended
September 30, 2007

	IEC Electronics 30-Sep-07	Val-U-Tech 31-Dec-07	Combined	Pro Forma Adjustments		Pro Forma Combined
Net Sales	40,914	11,023	51,937			51,937

Total Cost of Sales	37,036	8,816	45,852	97	a	45,949
Total Selling and Administrative Expense	2,893	1,058	3,951	(145)	b	3,806
Total Other (Income)/Expenses	41	(11)	30	75	c	105
Interest Expense	440	0	440	105	d	545
Net Income before Income Taxes	503	1,160	1,663			1,531

Benefit from Income Taxes	(372)	0	(372)			(372)
Net Income	875	1,160	2,035			1,903

Basic Net Earnings Per Share	0.11					0.22
Average Shares Outstanding (000’s)	8,114			500	e	8,614

Diluted Net Earnings Per Share	0.10					0.20
Average Shares Outstanding (000’s)	8,896			500	e	9,396

IEC Electronics Corp.
Pro Forma Combined Condensed Consolidated
Statement of Operations in thousands
For the Nine Months Ended
June 27, 2008

	IEC Elecronics	Val-U-Tech		Pro Forma		Pro Forma
	27-Jun-08	27-Jun-08	Combined	Adjustments		Combined

Net Sales	33,957	10,501	44,457			44,457

Total Cost of Sales	30,210	8,472	38,682	70	f	38,752
Total Selling and Administrative Expense	2,372	1,170	3,542	(218)	g	3,325
Total Other (Income)/Expense	440	4	444	(75)	h	369
Interest Expense	276	6	282	127	i	409
Net Income Before Income Taxes	658	849	1,507			1,602

Benefit from Income Taxes	(1,181)	0	(1,181)			(1,181)
Net Income	1,839	849	2,688			2,783

Basic Net Earnings Per Share	0.22					0.32
Average Shares Outstanding (000's)	8,322			500	j	8,822

Diluted Net Earnings Per Share	0.20					0.29
Average Shares Outstanding (000's)	9,079			500	j	9,579

IEC Electronics, Corp.
Form 8-K/A

NOTES TO UNAUDITED PRO FORMA
COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

The unaudited pro forma combined condensed consolidated statements of operations included herein have been prepared in accordance with the rules and regulation of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

1. BASIS OF PRO FORMA PRESENTATION

On May 30, 2008, IEC Electronics Corp. (“IEC”) acquired all of the stock of Val-U-Tech Corp. (“Val-U-Tech”). The acquired business enables IEC to enter the wire and cable harness interconnect business with leased facilities in Victor, New York. The acquisition substantially enhances the Company’s sales mix. Val-U-Tech’s interconnect expertise, supported by a solid management team, supplements the Company’s core market sectors in Military/Aerospace and Industrial marketplace.

The unaudited pro forma combined condensed consolidated statements of operations for the year ended September 30, 2007, and for the nine months ended June 27, 2008 give effect to the Acquisition as if it had occurred on October 1, 2006. The unaudited pro forma combined condensed consolidated statement of operations for the year ended September 30, 2007, combines the results of operations of IEC for its fiscal year ended September 30, 2007 and Val-U-Tech for its fiscal year ended December 31, 2007. The unaudited pro forma combined condensed consolidated statement of operations for the nine months ended June 27, 2008 combines the results of operations of IEC and Val-U-Tech for the nine months ended June 27, 2008.

2. PURCHASE PRICE ALLOCATION

The purchase price for the Val-U-Tech acquisition was $10.4 million, which includes a post closing working capital adjustment of approximately $.4 million, funded by senior bank debt, seller notes, sale leaseback of some of IEC’s fixed assets, and the issuance of 500,000 shares of common stock to the sellers. In addition, the Company assumed working capital liabilities of approximately $.5 million, primarily trade accounts payable. The purchase price may be increased or decreased depending upon the gross revenues of Val-U-Tech for its calendar year ending December 31, 2008 and depending upon the sales by Val-U-Tech to its largest customer in calendar year 2009. In addition, the Seller Notes are subject to a final working capital reconciliation.

Under the purchase method of accounting, the initial purchase price is allocated to Val-U-Tech’s net tangible and intangible assets based upon their estimated fair values as of the date of the acquisition. The preliminary purchase price allocation as of May 30, 2008 is as follows:

(Dollars in thousands)	At May 30, 2008

Current Assets	$3,851
Property and Equipment	175
Deferred Tax Asset	6,927
Total assets acquired	10,953

Current Liabilities	$511

Net assets acquired	$10,442

Cash paid to Sellers	$5,500
Stock Issued to sellers [500,000 @ $2.10]	1,050
Seller Notes	3,892
Net assets acquired	$10,442

3. PRO FORMA ADJUSTMENTS

The unaudited pro forma combined condensed consolidated statements of operations give effect to the following pro forma adjustments:

INCOME STATEMENT

FISCAL YEAR ENDED SEPTEMBER 30, 2007

a.	Represents incremental engineering.

b.	Represents incremental systems and administrative costs offset by elimination of officer draws.

c.	Represents termination costs associated with exiting relationship with senior lender.

d.
Represents incremental interest expense as a result of the $10.4 million Val-U-Tech acquisition. Incremental debt is computed at a weighted-average annual interest rate of 4.8%, reflecting a combination of variable and fixed rate debt.

e.	To reflect the incremental shares of common stock provided to sellers.

INCOME STATEMENT

NINE MONTHS ENDED JUNE 27, 2008

f.	Represents incremental engineering.

g.	Represents incremental systems and administrative costs offset by elimination of officer draws.

h.	Represents termination costs associated with exiting relationship with senior lender.

i.
Represents incremental interest expense as a result of the $10.4 million Val-U-Tech acquisition. Incremental debt is computed at a weighted-average annual interest rate of 4.8%, reflecting a combination of variable and fixed rate debt.

j.	To reflect the incremental shares of common stock provided to sellers.